Exhibit 107.1
Calculation of Filing Fee Table
S-3
(Form Type)
Issuer:
T-Mobile USA,
Inc.
Guarantors:
American Telecasting of Seattle, LLC
APC Realty and Equipment Company, LLC
Assurance Wireless of South Carolina, LLC
Assurance Wireless USA, L.P.
ATI Sub, LLC
Clearwire Communications LLC
Clearwire Legacy LLC
Clearwire Spectrum Holdings II LLC
Clearwire Spectrum Holdings III LLC
Clearwire Spectrum Holdings LLC
Fixed Wireless Holdings, LLC
IBSV LLC
MetroPCS California, LLC
MetroPCS Florida, LLC
MetroPCS Georgia, LLC
MetroPCS Massachusetts, LLC
MetroPCS Michigan, LLC
MetroPCS Nevada, LLC
MetroPCS New York, LLC
MetroPCS Pennsylvania, LLC
MetroPCS Texas, LLC
Mint Mobile, LLC
Mint Mobile Incentive Company, LLC
Mobile Match, LLC
Nextel South Corp.
Nextel Systems, LLC
Nextel West Corp.
NSAC, LLC
Primo Connect, Inc.
PRWireless PR, LLC
PushSpring, LLC
Sprint Capital Corporation
Sprint Communications LLC
Sprint LLC
Sprint Solutions LLC
Sprint Spectrum LLC
Sprint Spectrum Realty Company, LLC
SprintCom LLC
T-Mobile Central
LLC
T-Mobile Financial
LLC
T-Mobile Innovations
LLC
T-Mobile Leasing
LLC
T-Mobile License
LLC
T-Mobile Northeast
LLC
T-Mobile Puerto
Rico Holdings LLC
T-Mobile Puerto
Rico LLC
T-Mobile Resources
LLC
T-Mobile South
LLC
T-Mobile US,
Inc.
T-Mobile West
LLC
TDI Acquisition Sub, LLC
TMUS International LLC
TVN Ventures LLC
UVNV, Inc.
VMU GP, LLC
WBSY Licensing, LLC
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities
The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offerings. The maximum aggregate offering price of those offerings is $2,495,264,000.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	4.200% Senior Notes due 2029	Rule 457(r)	$700,000,000	99.794%	$698,558,000	0.00014760	$103,108

	Debt	4.700% Senior Notes due 2035	Rule 457(r)	$900,000,000	99.853%	$898,677,000	0.00014760	$132,645

	Debt	5.250% Senior Notes due 2055	Rule 457(r)	$900,000,000	99.781%	$898,029,000	0.00014760	$132,550

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$2,495,264,000		$368,303

	Total Fees Previously Paid							$ 0

	Total Fee Offsets							$ 0

	Net Fee Due							$ 368,303

(1)
This registration fee table shall be deemed to update the “Calculation of Registration Fee” in the Company’s Registration Statement on Form S-3ASR (File No. 333-271553) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.